5BARz Completes $3.5 Million Private Placement

Company Sets Sights On Rapidly Growing Opportunities

San Diego, California - November 17, 2014, 5BARz International, Inc. (OTCQB: BARZ), (www.5BARz.com) ("5BARz" or “the Company") a technology leader in the cellular network extender industry, announced today that during the period March 6 to November 14, 2014, the Company completed a private placement for aggregate proceeds to the Company of $3,454,545 USD. In addition, the Company issued 325,000 units for services, on the same terms, for aggregate proceeds of $48,750. Each unit is comprised of one share and one share purchase warrant to acquire a second share at a price of $0.30 per share acquired, with a two year term on the attached warrant. The offering provided working capital of $3,503,295 to the Company to advance it’s technology and product line.

Mr. Daniel Bland, CEO of 5BARz International states that “we are very pleased with the significant strides forward that this injection of working capital has made to our product development efforts, in conjunction with the tireless efforts being made by our group of engineers in San Diego, in India and our entire support network. As previously reported the Company has commenced deployment of working prototypes for testing, and optimizing performance of our initial network infrastructure device. In addition to Latin America we have expanded our relationships within the international telco industry to include several top tier telco’s in India and South Africa. Those carriers have well in excess of 1.5 billion subscribers and based on our discussions with their engineers there is a tremendous need to improve network performance and there is significant interest in our network infrastructure device. We expect to secure initial purchase orders for our network infrastructure device beginning in February of next year.

To add some perspective, Cellular networks throughout the world are comprised of variable configurations, using 2G, 3G and 4G LTE technologies, operating on variable frequencies. One of the products currently being deployed is functional to provide services to 91 Countries globally, with an aggregate subscriber base of 2.98 billion subscribers, comprising some of the most significant wireless markets in the world. The Company is now poised for market penetration with this product in 2015 and is expanding it’s marketing strategy to address this expansive market. The Company has several other configurations of products in process.”

More complete details on this financing can be found in the Company’s filings with the SEC under 5BARz at www.sec.gov .

About 5BARz International Inc.

The 5BARz International Inc. business is focused on the global commercialization of a patented product technology branded under the name 5BARz™. 5BARz™ is a cellular network infrastructure device for use in the small office, home or for when users are mobile. 5BARz™ incorporates a patented technology to create a highly engineered, single-piece, plug 'n play unit that strengthens weak cellular signals to deliver high quality signals for voice, data and video reception on cell phones and other cellular equipped devices. 5BARz™ represents a key solution for cellular network operators in providing clear, high quality signal for their subscribers with a growing need for high quality connectivity. 5BARz International Inc.'s shares are publicly traded on the OTCBB under the ticker symbol BARZ.

Legal Notice Regarding Forward-Looking Statements

The information contained in this release consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, market acceptance, future capital requirements, and competition in general that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Robert Haag

IRTH Communications

866-976-4784

barz@irthcommunications.com

Jeremy Roe

Integra Consulting Group, LLC

925-262-8305

jeremy@integraconsultinggroup.com